    Ex 99.1 - Earnings Release

JETBLUE ANNOUNCES FOURTH QUARTER 2024 RESULTS
Achieved fourth quarter operating margin of 0.7% and adjusted operating margin (1) of 0.8%
Delivered $395 million of 2024 revenue initiatives, $95 million above target
JetForward on track, helping to drive positive adjusted operating margin (1) outlook in 2025
NEW YORK (January 28, 2025) - JetBlue Airways Corporation (NASDAQ: JBLU) today reported its financial results for the fourth quarter of 2024.
"2024 was a year of rapid change for JetBlue as we introduced our refocused strategy, JetForward, setting us on a path to get back to profitability," said Joanna Geraghty, JetBlue’s chief executive officer. "We finished the year strong, exceeding both revenue and cost expectations with operational reliability delivering for our customers throughout the holiday season. I am proud of our crewmembers for navigating an immense amount of change and continuing to deliver exceptional service for our customers and our shareholders."
"Looking ahead to 2025, we are laser-focused on executing JetForward and building on the momentum from 2024. While this year will not come without its challenges, our strategy is in place to tackle those obstacles head-on. With a healthy revenue backdrop, continued cost control and incremental earnings from JetForward, we believe we are well-positioned to deliver on our goal of achieving a positive operating margin for the full year."
JetForward Contributed $90 Million to EBIT (1) in 2024, On-Track to Hit $800 - $900 Million Target Through 2027
•2024 revenue initiatives achieved $395 million of top-line benefit, exceeding our $300 million target by $95 million. This contributed $90 million of EBIT (1) to the JetForward program in 2024, which was originally forecasted to be realized in 2025.
•Reliable & Caring Service
◦On-time performance improved by six points and customer satisfaction scores improved nearly ten points in 2024 versus 2023.
◦Ranked 6th overall in Wall Street Journal's 2024 Airline Rankings, a three spot improvement from last place in 2023.
•Best East Coast Leisure Network
◦Optimized ~20% of our network in 2024, with a significant portion of exits and redeploys occurring from October 2024 through January 2025.
◦Closed 15 BlueCities and launched and announced service to several new BlueCities.
•Products & Perks Customers Value
◦Delivered $90 million of incremental EBIT (1) driven by preferred seating and adding a complementary carry-on bag to our Blue Basic offering.
◦Announced plans to introduce domestic first class cabin on all non-Mint® aircraft beginning in 2026.
•A Secure Financial Future
◦Successful conclusion of our structural cost program at $190 million of total program savings set the foundation for continued cost control through JetForward.
◦Deferred ~$3 billion of capital expenditures and raised over $3 billion of strategic financing in 2024.
Fourth Quarter 2024 Financial Results
•Net loss for the fourth quarter of 2024 under Generally Accepted Accounting Principles ("GAAP") of $44 million or $(0.13) per share. Net loss, excluding special items (1), for the fourth quarter of 2024 of $72 million or $(0.21) per share.
•Fourth quarter of 2024 capacity decreased by 5.1% year-over-year.
•Operating revenue of $2.3 billion for the fourth quarter of 2024, down 2.1% year-over-year.

•Operating expense per available seat mile ("CASM") for the fourth quarter of 2024 decreased 0.4% year-over-year.
•Operating expense per available seat mile, excluding fuel, other non-airline operating expenses, and special items ("CASM ex-Fuel") (1) for the fourth quarter of 2024 increased 11.0% year-over-year.
•Average fuel price in the fourth quarter of 2024 of $2.47 per gallon, including hedges.
Fourth Quarter 2024 Key Highlights
•Maintained ~99% completion factor, and on-time performance improved five points year-over-year.
•Investments in fleet health supported ~45% fewer controllable cancels year-over-year.
•Awarded best economy class of U.S. airlines by The Points Guy for the fifth time, aided by improvements to the Blue Basic offering, enhanced personalization efforts and expanded service to international destinations.
•Boosted Boston transatlantic flying with the announcement of nonstop seasonal flying to Adolfo Suárez Madrid-Barajas Airport in Spain and Edinburgh Airport in Scotland, with service beginning in May 2025.
•Opened a crew base in our San Juan, Puerto Rico focus city, bringing more than 400 jobs to Puerto Rico.
•Improved operating margin to 0.7% and adjusted operating margin (1) by 2.4 points year-over-year to 0.8%.
◦Fourth quarter year-over-year operating revenue per ASM increased by 3.2%, mostly driven by strong close-in demand during the November and December holiday peaks.
◦Fourth quarter year-over-year CASM ex-Fuel (1) finished 2.5 points better than our revised guidance midpoint.
•Ended the quarter with $3.9 billion in unrestricted cash, cash equivalents, short-term investments, and long-term marketable securities (excluding our $600 million undrawn revolving credit facility).
Outlook
"We have the right initiatives in place and solid momentum headed into 2025," said Marty St. George, JetBlue's president. "Our reliability initiatives are driving greater customer satisfaction and our network changes are in the early stages of ramp. Our efforts to expand and enhance our products and perks, including the loyalty initiatives we plan to launch in 2025, are resonating and deepening engagement with our core customers. We believe the culmination of these efforts will boost our revenue performance in 2025 to ultimately drive positive operating margin for the year."

First Quarter and Full Year 2025 Outlook	Estimated 1Q 2025	Estimated FY 2025
Available Seat Miles ("ASMs") Year-Over-Year	(5.0%) - (2.0%)	~Flat
RASM Year-Over-Year	(0.5%) - 3.5%	3.0% - 6.0%
CASM Ex-Fuel (1) Year-Over-Year	8.0% - 10.0%	5.0% - 7.0%
Fuel Price per Gallon (2), (3)	$2.65 - $2.80	-
Adjusted Operating Margin (1)	-	0.0% - 1.0%
Interest Expense	-	~$600 million
Capital Expenditures	~$270 million	~$1.4 billion
"We expect to reach positive operating margin in 2025 by building on the progress we made in 2024, delivering on our revenue and reliability initiatives as part of JetForward, and continuing our cost control efforts," said Ursula Hurley, JetBlue’s chief financial officer. "I am confident we have the right team and plan in place to deliver on our goals in 2025."

Earnings Call Details
JetBlue will conduct a conference call to discuss its quarterly earnings today, January 28, 2025 at 10:00 a.m. Eastern Time. A live broadcast of the conference call will also be available via the internet at http://investor.jetblue.com. The webcast replay and presentation materials will be archived on the company’s website.
For further details, see the fourth quarter 2024 Earnings Presentation available via the internet at http://investor.jetblue.com.
About JetBlue
JetBlue is New York's Hometown Airline®, and a leading carrier in Boston, Fort Lauderdale-Hollywood, Los Angeles, Orlando and San Juan. JetBlue, known for its low fares and great service, carries customers to more than 100 destinations throughout the United States, Latin America, the Caribbean, Canada and Europe. For more information and the best fares, visit jetblue.com.
Notes
(1)Non-GAAP financial measure; Note A provides a reconciliation of each non-GAAP financial measure used in this release to the most directly comparable GAAP financial measure and explains the reasons management believes that presentation of these non-GAAP financial measures provides useful information to investors regarding JetBlue's financial condition and results of operations. In addition, refer to Note A for further details on non-GAAP forward-looking information.
(2)Includes fuel taxes and other fuel fees.
(3)JetBlue utilizes the forward Brent crude curve and the forward Brent crude to jet crack spread to calculate fuel price for the current quarter. Fuel price is based on forward curve as of January 10, 2025.
Forward-Looking Information
This Earnings Release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All statements other than statements of historical facts contained in this Release are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as "expects," "plans" "intends," "anticipates," "indicates," "remains," "believes," "estimates," "forecast," "guidance," "outlook," "may," "will," "should," "seeks," "goals," "targets" or the negative of these terms or other similar expressions. Additionally, forward-looking statements include statements that do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed, or assured. Forward-looking statements contained in this Earnings Release include, without limitation, statements regarding our outlook and future results of operations and financial position, including our expected return to profitability, any expected headwinds, our product offerings and loyalty initiatives, and our business strategy and plans and objectives for future operations, including our JetForward initiatives. Forward-looking statements involve risks, uncertainties and assumptions, and are based on information currently available to us. Actual results may differ materially from those expressed in the forward-looking statements due to many factors, including, without limitation, our extremely competitive industry; the risk associated with the execution of our strategic operating plans in the near- term and long-term; risks related to the long-term nature of our fleet order book; volatility in fuel prices and availability of fuel; increased maintenance costs associated with fleet age; costs associated with salaries, wages and benefits; risks associated with a potential material reduction in the rate of interchange reimbursement fees; risks associated with doing business internationally; our reliance on high daily aircraft utilization; our dependence on the New York metropolitan market; risks associated with extended interruptions or disruptions in service at our focus cities; risks associated with airport expenses; risks associated with seasonality and weather; our reliance on a limited number of suppliers for our aircraft, engines, and our Fly-Fi® product; the outcome of legal proceedings with respect to the NEA and our wind-down of the NEA; risks associated with cybersecurity and privacy, including potential disruptions to our information technology systems and information security breaches; heightened regulatory requirements concerning data security compliance; risks associated with reliance on, and potential failure of, automated systems to operate our business; our inability to attract and retain qualified crewmembers; our being subject to potential unionization, work stoppages, slowdowns or increased labor costs; reputational and business risk from an accident or incident involving our aircraft; risks associated with damage to our reputation and the JetBlue brand name; our significant amount of fixed obligations and the ability to service such obligations; failure to comply with these covenants included in the agreements governing our debt; financial risks associated with credit card processors; risks associated with seeking short-term additional financing liquidity; failure to realize the full value of intangible or long-lived assets, causing us to record impairments; risks associated with disease outbreaks or environmental disasters affecting travel behavior; compliance with environmental laws and regulations, which may cause us to incur substantial costs; the impacts of federal budget constraints or federally imposed furloughs; impact of global climate change and legal, regulatory or market response to such change; increasing scrutiny of, and evolving expectations regarding, environmental, social and governance matters; changes in laws or government regulations in our industry; acts of war or terrorism; and changes in global economic conditions or an economic downturn leading to a continuing or accelerated decrease in demand for air travel. It is routine for our internal projections and expectations to change as the year or each quarter in the year progresses, and therefore it should be clearly understood that the internal projections, beliefs, and assumptions upon which we base our expectations may change prior to the end of each quarter or year.
Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements. You should understand that many important factors, in addition to those discussed or incorporated by reference in this Earnings Release, could cause our results to differ materially from those expressed in the forward- looking statements. Further information concerning these and other factors is contained in JetBlue's filings with the U.S. Securities and Exchange Commission (the "SEC"), including but not limited to in our Annual Report on Form 10-K for the year ended December 31, 2023, as updated by our other SEC filings, including our Annual Report on Form 10-K for the annual period ended December 31, 2024, to be filed with the SEC. In light of these risks and uncertainties, the forward-looking events discussed in this Earnings Release might not occur. Our forward-looking statements speak only as of the date of this Earnings Release. Other than as required by law, we undertake no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise.

JETBLUE AIRWAYS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share amounts)
(unaudited)

	Three Months Ended December 31,				Twelve Months Ended December 31,
(percent changes based on unrounded numbers)	2024	2023	Percent Change		2024	2023	Percent Change
OPERATING REVENUES
Passenger	$2,100	$2,166	(3.1)		$8,617	$9,008	(4.3)
Other	177	159	11.5		662	607	9.0
Total operating revenues	2,277	2,325	(2.1)		9,279	9,615	(3.5)

OPERATING EXPENSES
Aircraft fuel	509	699	(27.3)		2,343	2,807	(16.5)
Salaries, wages and benefits	828	751	10.3		3,263	3,055	6.8
Landing fees and other rents	141	158	(10.5)		659	657	0.4
Depreciation and amortization	168	159	5.8		655	621	5.5
Aircraft rent	19	28	(30.9)		92	126	(27.2)
Sales and marketing	83	78	6.7		328	316	4.0
Maintenance, materials and repairs	185	142	30.6		628	654	(4.1)
Special items	1	29	(96.9)		591	197	NM (1)
Other operating expenses	326	348	(6.6)		1,404	1,412	(0.6)
Total operating expenses	2,260	2,392	(5.5)		9,963	9,845	1.2

OPERATING INCOME (LOSS)	17	(67)	NM		(684)	(230)	NM

Operating margin	0.7%	(2.9)%	3.6	pts.	(7.4)%	(2.4)%	(5.0)	pts.

OTHER INCOME (EXPENSE)
Interest expense	(150)	(65)	NM		(365)	(210)	73.3
Interest income	44	20	NM		111	70	58.1
Capitalized interest	3	5	(32.9)		15	19	(21.2)
Gain (loss) on investments, net	(1)	3	NM		(27)	9	NM
Gain on debt extinguishments	—	—	—		22	—	NM
Other	5	(6)	NM		31	8	NM
Total other expense	(99)	(43)	NM		(213)	(104)	NM

LOSS BEFORE INCOME TAXES	(82)	(110)	25.2		(897)	(334)	NM

Pre-tax margin	(3.6)%	(4.7)%	1.1	pts.	(9.7)%	(3.5)%	(6.2)	pts.

Income tax benefit	38	6	NM		102	24	NM

NET LOSS	$(44)	$(104)	57.5		$(795)	$(310)	NM

LOSS PER COMMON SHARE:
Basic	$(0.13)	$(0.31)			$(2.30)	$(0.93)
Diluted	$(0.13)	$(0.31)			$(2.30)	$(0.93)

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	351.4	337.8			346.0	332.9
Diluted	351.4	337.8			346.0	332.9
(1) Not meaningful or greater than 100% change.

JETBLUE AIRWAYS CORPORATION
COMPARATIVE OPERATING STATISTICS
(unaudited)

	Three Months Ended December 31,				Twelve Months Ended December 31,
(percent changes based on unrounded numbers)	2024	2023	Percent Change		2024	2023	Percent Change
Revenue passengers (thousands)	9,942	10,225	(2.8)		40,498	42,534	(4.8)
Revenue passenger miles (RPMs) (millions)	13,273	13,628	(2.6)		54,958	56,578	(2.9)
Available seat miles (ASMs) (millions)	16,142	17,013	(5.1)		66,082	68,497	(3.5)
Load factor	82.2%	80.1%	2.1	pts.	83.2%	82.6%	0.6	pts.
Aircraft utilization (hours per day) (1)	9.8	10.5	(6.7)		10.1	10.9	(7.3)

Average fare	$211.18	$211.83	(0.3)		$212.78	$211.79	0.5
Yield per passenger mile (cents)	15.82	15.89	(0.4)		15.68	15.92	(1.5)
Passenger revenue per ASM (cents)	13.01	12.73	2.2		13.04	13.15	(0.8)
Operating revenue per ASM (cents) (RASM)	14.11	13.67	3.2		14.04	14.04	—
Operating expense per ASM (cents)	14.00	14.06	(0.4)		15.08	14.37	4.9
Operating expense per ASM, excluding fuel (cents) (2)	10.76	9.70	11.0		10.55	9.89	6.6

Departures	78,826	84,730	(7.0)		319,987	347,218	(7.8)
Average stage length (miles)	1,278	1,252	2.1		1,287	1,230	4.6
Average number of operating aircraft during period (1)	288	284	1.5		286	282	1.5
Average fuel cost per gallon	$2.47	$3.18	(22.3)		$2.75	$3.13	(12.1)
Fuel gallons consumed (millions)	206	220	(6.5)		853	897	(4.9)
Average number of full-time equivalent crewmembers	19,179	20,411	(6.0)		19,822	20,632	(3.9)

(1) Includes aircraft temporarily removed from service, including aircraft impacted by the Pratt & Whitney engine groundings and lack of engine availability.
(2) Refer to Note A at the end of our Earnings Release for more information on this non-GAAP financial measure.

JETBLUE AIRWAYS CORPORATION
SELECTED CONSOLIDATED BALANCE SHEET DATA
(in millions)
	December 31, 2024	December 31, 2023
	(unaudited)
Cash and cash equivalents	$2,449	$1,166
Total investment securities	1,497	564
Total assets	16,841	13,853
Total debt	8,539	4,716
Stockholders' equity	2,641	3,337

Note A - Non-GAAP Financial Measures
We report our financial results in accordance with GAAP; however, we present certain non-GAAP financial measures in this Earnings Release. Non-GAAP financial measures are financial measures that are derived from the consolidated financial statements, but that are not presented in accordance with GAAP. We present these non-GAAP financial measures because we believe they provide useful supplemental information that enables a meaningful comparison of our results to others in the airline industry and our prior year results. Investors should consider these non-GAAP financial measures in addition to, and not as a substitute for, our financial performance measures prepared in accordance with GAAP. Further, our non-GAAP information may be different from the non-GAAP information provided by other companies. The information below provides an explanation of each non-GAAP financial measure used in this Earnings Release and shows a reconciliation of certain non-GAAP financial measures used in this Earnings Release to the most directly comparable GAAP financial measures.
With respect to JetBlue’s CASM Ex-Fuel (1), Adjusted Operating Margin (2) guidance and EBIT (3) targets, JetBlue is not able to provide a reconciliation of forward-looking measures where the quantification of certain excluded items reflected in the measure cannot be calculated or predicted at this time without unreasonable efforts. In these cases, the reconciling information that is unavailable includes a forward-looking range of financial performance measures beyond our control, such as fuel costs, which are subject to many economic and political factors beyond our control. For the same reasons, we are unable to address the probable significance of the unavailable information, which could have a potentially unpredictable and potentially significant impact on our future GAAP financial results.
(1) CASM Ex-Fuel is a non-GAAP measure that excludes fuel, other non-airline operating expenses, and special items.
(2) Adjusted Operating Margin is a non-GAAP measure that excludes special items.
(3) EBIT is a non-GAAP measure that excludes interest and income taxes from net income (loss).

Operating expense per available seat mile, excluding fuel, other non-airline operating expenses, and special items ("CASM ex-fuel")
CASM is a common metric used in the airline industry. Our CASM for the relevant periods are summarized in the table below. We exclude aircraft fuel, operating expenses related to other non-airline businesses, such as JetBlue Technology Ventures and JetBlue Travel Products, and special items from total operating expenses to determine Operating expenses ex-fuel, which is a non-GAAP financial measure, and we exclude the same items from CASM to determine CASM ex-fuel, which is also a non-GAAP financial measure. We believe the impact of these special items distorts our overall trends and that our metrics are more comparable with the presentation of our results excluding such impact.
We believe Operating Expenses ex-fuel and CASM ex-fuel are useful for investors because they provide investors the ability to measure our financial performance excluding items that are beyond our control, such as fuel costs, which are subject to many economic and political factors, as well as items that are not related to the generation of an available seat mile, such as operating expense related to certain non-airline businesses and special items. We believe these non-GAAP measures are more indicative of our ability to manage airline costs and are more comparable to measures reported by other major airlines.
Special items for 2024 include Spirit-related costs, union contract costs, voluntary opt-out costs, Embraer E190 fleet transition costs, and other special items.
Special items for 2023 include Spirit-related costs and union contract costs.
The table below provides a reconciliation of our total operating expenses ("GAAP measure") to Operating Expenses ex-fuel, and our CASM to CASM ex-fuel for the periods presented.

NON-GAAP FINANCIAL MEASURE
RECONCILIATION OF OPERATING EXPENSE AND OPERATING EXPENSE PER ASM (CASM), EXCLUDING FUEL
(unaudited)
	Three Months Ended December 31,
	$			Cents per ASM
($ in millions; per ASM data in cents; percent changes based on unrounded numbers)	2024	2023	Percent Change	2024	2023	Percent Change
Total operating expenses	$2,260	$2,392	(5.5)	14.00	14.06	(0.4)
Less:
Aircraft fuel	509	699	(27.3)	3.15	4.11	(23.3)
Other non-airline expenses	13	14	(3.3)	0.08	0.09	1.9
Special items	1	29	(96.9)	0.01	0.17	(99.5)
Operating expenses, excluding fuel	$1,737	$1,650	5.3	10.76	9.70	11.0

	Twelve Months Ended December 31,
	$			Cents per ASM
($ in millions; per ASM data in cents; percent changes based on unrounded numbers)	2024	2023	Percent Change	2024	2023	Percent Change
Total operating expenses	$9,963	$9,845	1.2	15.08	14.37	4.9
Less:
Aircraft fuel	2,343	2,807	(16.5)	3.55	4.10	(13.5)
Other non-airline expenses	60	64	(5.2)	0.09	0.09	(1.7)
Special items	591	197	NM (1)	0.89	0.29	NM (1)
Operating expenses, excluding fuel	$6,969	$6,777	2.8	10.55	9.89	6.6
(1) Not meaningful or greater than 100% change.

Operating Expense, Operating Income (Loss), Operating Margin, Pre-tax Loss, Pre-tax Margin, Net Loss and Loss per Share, excluding Special Items, Gain (Loss) on Investments and Gain on Debt Extinguishments
Our GAAP results in the applicable periods were impacted by credits and charges that were deemed special items.
Special items for 2024 include Spirit-related costs, union contract costs, voluntary opt-out costs, Embraer E190 fleet transition costs, and other special items.
Special items for 2023 include Spirit costs and union contract costs.
Certain net gains and losses on our investments and the gain on debt extinguishments were also excluded from our 2024 and 2023 GAAP results.
We believe the impact of these items distort our overall trends and that our metrics are more comparable with the presentation of our results excluding the impact of these items. The table below provides a reconciliation of our GAAP reported amounts to the non-GAAP amounts excluding the impact of these items for the periods presented.

NON-GAAP FINANCIAL MEASURE
RECONCILIATION OF OPERATING EXPENSE, OPERATING INCOME (LOSS), OPERATING MARGIN, PRE-TAX LOSS, PRE-TAX MARGIN, NET LOSS, LOSS PER SHARE, EXCLUDING SPECIAL ITEMS, GAIN (LOSS) ON INVESTMENTS AND GAIN ON DEBT EXTINGUISHMENTS
(unaudited, in millions)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Total operating revenues	$2,277	$2,325	$9,279	$9,615

RECONCILIATION OF OPERATING EXPENSE
Total operating expenses	$2,260	$2,392	$9,963	$9,845
Less: Special items	1	29	591	197
Total operating expenses excluding special items	$2,259	$2,363	$9,372	$9,648

RECONCILIATION OF OPERATING INCOME (LOSS)
Operating income (loss)	$17	$(67)	$(684)	$(230)
Add back: Special items	1	29	591	197
Operating income (loss) excluding special items	$18	$(38)	$(93)	$(33)

RECONCILIATION OF OPERATING MARGIN
Operating margin	0.7%	(2.9)%	(7.4)%	(2.4)%

Operating income (loss) excluding special items	$18	$(38)	$(93)	$(33)
Total operating revenues	2,277	2,325	9,279	9,615
Adjusted operating margin	0.8%	(1.6)%	(1.0)%	(0.3)%

RECONCILIATION OF PRE-TAX LOSS
Loss before income taxes	$(82)	$(110)	$(897)	$(334)
Add back: Special items	1	29	591	197
Less: Gain (loss) on investments, net	(1)	3	(27)	9
Less: Gain on debt extinguishments	—	—	22	—
Loss before income taxes excluding special items, gain (loss) on investments and gain on debt extinguishments	$(80)	$(84)	$(301)	$(146)

RECONCILIATION OF PRE-TAX MARGIN
Pre-tax margin	(3.6)%	(4.7)%	(9.7)%	(3.5)%

Loss before income taxes excluding special items	$(80)	$(84)	$(301)	$(146)
Total operating revenues	2,277	2,325	9,279	9,615
Adjusted pre-tax margin	(3.5)%	(3.6)%	(3.2)%	(1.5)%

RECONCILIATION OF NET LOSS
Net loss	$(44)	$(104)	$(795)	$(310)
Add back: Special items	1	29	591	197
Less: Income tax benefit (expense) related to special items (1)	30	(15)	45	31
Less: Gain (loss) on investments, net	(1)	3	(27)	9
Less: Income tax benefit (expense) related to gain (loss) on investments, net	—	—	6	(2)
Less: Gain on debt extinguishments	—	—	22	—
Less: Income tax expense related to gain on debt extinguishments	—	—	(5)	—
Net loss excluding special items, gain (loss) on investments and gain on debt extinguishments	$(72)	$(63)	$(245)	$(151)
(1) Fourth quarter 2024 income tax benefit relates to a reassessment of the valuation allowance related to the tax impact of the Spirit transaction costs originally recorded in March 2024 due to the termination of the Merger Agreement.

NON-GAAP FINANCIAL MEASURE
RECONCILIATION OF OPERATING EXPENSE, OPERATING INCOME (LOSS), OPERATING MARGIN, PRE-TAX LOSS, PRE-TAX MARGIN, NET LOSS, LOSS PER SHARE, EXCLUDING SPECIAL ITEMS, GAIN (LOSS) ON INVESTMENTS AND GAIN ON DEBT EXTINGUISHMENTS (CONTINUED)
(unaudited)

	Three Months Ended December 31,		Twelve months ended December 31,
CALCULATION OF LOSS PER SHARE	2024	2023	2024	2023
Loss per common share
Basic	$(0.13)	$(0.31)	$(2.30)	$(0.93)
Add back: Special items	—	0.09	1.71	0.59
Less: Income tax benefit (expense) related to special items (1)	0.08	(0.04)	0.13	0.09
Less: Gain (loss) on investments, net	—	0.01	(0.08)	0.03
Less: Income tax benefit (expense) related to gain (loss) on investments, net	—	—	0.02	(0.01)
Less: Gain on debt extinguishments	—	—	0.06	—
Less: Income tax expense related to gain on debt extinguishments	—	—	(0.01)	—
Basic excluding special items, gain (loss) on investments and gain on debt extinguishments	$(0.21)	$(0.19)	$(0.71)	$(0.45)

Loss per common share
Diluted	$(0.13)	$(0.31)	$(2.30)	$(0.93)
Add back: Special items	—	0.09	1.71	0.59
Less: Income tax benefit (expense) related to special items (1)	0.08	(0.04)	0.13	0.09
Less: Gain (loss) on investments, net	—	0.01	(0.08)	0.03
Less: Income tax benefit (expense) related to gain (loss) on investments, net	—	—	0.02	(0.01)
Less: Gain on debt extinguishments	—	—	0.06	—
Less: Income tax expense related to gain on debt extinguishments	—	—	(0.01)	—
Diluted excluding special items, gain (loss) on investments and gain on debt extinguishments	$(0.21)	$(0.19)	$(0.71)	$(0.45)
(1) Fourth quarter 2024 income tax benefit relates to a reassessment of the valuation allowance related to the tax impact of the Spirit transaction costs originally recorded in March 2024 due to the termination of the Merger Agreement.

Earnings Before Interest and Taxes (EBIT)
EBIT is a non-GAAP financial measure that reflects our net loss prior to interest expense, interest income, capitalized interest, and income tax benefit. We believe EBIT is useful for investors because it is an indicator of the company's operating performance. Management reviews the estimated amount of EBIT attributable to JetForward initiatives within a given period, referred to in this release as "incremental EBIT," to evaluate progress against our financial and operational targets. Incremental EBIT reflects the estimated impact of strategic initiatives on profitability, such as fleet optimization, network changes, and cost reduction programs.
While EBIT provides a useful lens to evaluate the financial impact of strategic initiatives, it should be considered alongside GAAP measures to understand the Company's overall performance.
The table below reflects a reconciliation of net loss to EBIT for the period presented.

NON-GAAP FINANCIAL MEASURE
RECONCILIATION OF NET LOSS TO EBIT
(unaudited)
Twelve Months Ended December 31,
($ in millions)	2024
Net loss	$(795)
Less:
Interest expense	(365)
Interest income	111
Capitalized interest	15
Income tax benefit	102
EBIT	$(658)

CONTACTS
JetBlue Investor Relations
Tel: +1 718 709 2202
ir@jetblue.com

JetBlue Corporate Communications
Tel: +1 718 709 3089
corpcomm@jetblue.com